Exhibit 99.1
ESS Announces Fourth Quarter and Full Year 2025 Financial Results
Leadership and Organizational Reset Advancing Next Phase of Growth and Execution
Stronger Liquidity Profile Supports Commercial Scale Deployment

WILSONVILLE, OREGON – March 5, 2026 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE:GWH), a leading manufacturer of iron flow long-duration energy storage (“LDES”) systems for commercial and utility-scale applications, today announced financial results for its fourth quarter and full year ended December 31, 2025.
“The fourth quarter of 2025 and 2026 to date has seen the Company make continued progress in advancing our proprietary LDES and strengthening ESS for the next phase of execution,” said Drew Buckley, Chief Executive Officer of ESS. “We have taken decisive steps to reinforce leadership, governance, and financial discipline in support of long-term value creation, including a leadership and organizational reset that more closely aligns management and board oversight around execution and capital allocation. We also expanded our commercial capabilities through the acquisition of VoltStorage GmbH’s intellectual property and asset base, an iron-salt battery company, adding experienced personnel and strengthening our ability to execute our go-to-market priorities. We are also seeing a supportive macro backdrop for LDES, as rising electricity demand and increasing grid reliability requirements are driving greater urgency for resilient, long-duration solutions. Commercial momentum was highlighted by a $9.9 million award supporting deployment of up to 27 MWh of American-made LDES at U.S. military installations, and by Google’s recently announced participation in Project New Horizon as we advance the project toward manufacturing in 2026. With three tier 1 foundational projects expected to begin delivery in 2027, we are focused on executing across our pipeline as projects move to delivery and commissioning.”
2026 Outlook
•2025 and 2026 to date have been a period of change, focused on strengthening leadership, governance, and financial discipline and aligning the organization for the next phase of execution.
•Expect an increasing pace of commercial activity over the next several years as projects progress from contracting to delivery and commissioning, supported by an active pipeline across targeted end markets.
•Recent commercial progress reinforces demand for resilient, domestically produced LDES in critical applications, including defense and data infrastructure.
•Improved liquidity position with additional capital raised after year end provides enhanced financial flexibility to support execution and sustain momentum.
Fiscal Year 2025 and Subsequent Highlights
•Following the Company’s agreement to deploy the 5-megawatt (“MW”), 50 megawatt-hour (“MWH”) battery system at Salt River Project’s (“SRP”) Copper Crossing Energy and Research Center under a 10-year energy storage agreement, recently announced an updated collaboration with Google for Project New Horizon that includes cost sharing and multi-year operational testing. Manufacturing is expected to begin in 2026 with delivery targeted for December 2027.
•Acquired the intellectual property and assets of VoltStorage GmbH, a pioneer in iron-salt battery technology, adding VoltStorage’s portfolio of patents and technical development work to the Company’s existing intellectual property base.

•Appointed Randall Selesky, former Chief Commercial Officer of VoltStorage, as Chief Commercial Officer of ESS Tech.
•Awarded a $9.9 million contract from Concurrent Technologies Corporation (“CTC”) and the United States Air Force Research Laboratory (“AFRL”) for a large capacity energy storage (“LCES”) system at the U.S. Clear Space Force Station in Alaska.
•Appointed Drew Buckley as Chief Executive Officer, succeeding Interim CEO Kelly Goodman; appointed Kelly Goodman as Chief Strategy Officer and General Counsel; and appointed Kate Suhadolnik as Chief Financial Officer from her role as Interim CFO.
•In October 2025, closed a $40 million financing transaction with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, L.P. (“Yorkville”).
•In November 2025, launched an at-the-market (“ATM”) equity offering program and raised approximately $8.6 million in gross proceeds.
•As of March 1, 2026, repaid approximately $28.5 million, or 95%, of the first $30 million tranche under the promissory note with YA II PN, leaving approximately $1.5 million outstanding, and drew the second $10 million tranche on February 27, 2026.
Fiscal Year 2025 Financial Highlights
•Revenue was $1.6 million for the year ended December 31, 2025. The company’s business has been focused on the development and commercialization of its LDES systems.
◦ESS delivered and recognized revenue from completed and in-process Energy Warehouses and Energy Centers (plus related equipment), engineering services for a site deployment, and extended warranty services, primarily offset by revenue reductions tied to settling and winding down legacy contracts as the Company shifted to the Energy Base offering and by lower overall sales volumes year over year.
•Net loss for the year ended December 31, 2025, was $63.4 million, as compared with $86.2 million for the year ended December 31, 2024.
•Adjusted EBITDA improved 38% year-over-year to $(44.3) million for the year ended December 31, 2025, compared to $(71.3) million for the year ended December 31, 2024.
•Total operating expenses decreased 33% to $29.7 million for the year ended December 31, 2025, compared to $44.4 million for the year ended December 31, 2024. The decrease was primarily due to a decrease in research and development expenses of $3.5 million, a decrease in sales and marketing expenses of $5.3 million, and a decrease in general and administrative expenses of $5.9 million.
•Unrestricted cash and cash equivalents was $14.5 million as of December 31, 2025, and short-term investments were $7.5 million. Subsequently closed a $15 million registered direct offering priced at a premium to the market for general corporate purposes and working capital in January 2026.
•As of December 31, 2025, working capital was approximately $1.0 million, compared to $15.8 million as of December 31, 2024.
Kate Suhadolnik, ESS' Chief Financial Officer, commented, “We have prioritized balance sheet improvements, with financing initiatives that strengthen liquidity, enable meaningful debt repayment, and provide flexibility to support operations. These steps contributed to improved operating performance and a meaningful year-over-year improvement in adjusted EBITDA. We ended 2025 with $14.5 million in cash and cash equivalents and $7.5 million in short term investments, and we completed a $15 million registered direct offering after year end.”
Conference Call Details
ESS' Chief Executive Officer Drew Buckley and Chief Financial Officer Kate Suhadolnik will host the conference call, followed by a question-and-answer period. The call will be accompanied by a presentation, which will be available following the call via the investor relations segment of the Company’s website at http://investors.essinc.com/.

To access the call, please use the following information:

Date:	Thursday, March 5, 2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Dial-in:	1-833-470-1428
International Dial-in:	1-646-844-6383
Conference Code:	547200
Webcast:	https://events.q4inc.com/attendee/987783929
A telephone replay will be available through March 12, 2026, by dialing 1-866-813-9403 from the U.S., or 1-929-458-6194 from international locations, and entering replay pin number: 217487. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company’s website at http://investors.essinc.com/.
About ESS, Inc.
ESS (NYSE: GWH) is the leading manufacturer of long-duration iron flow energy storage solutions. ESS was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source iron, salt, and water, ESS iron flow technology enables energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, ESS includes Adjusted EBITDA, which is a non-GAAP performance measures that ESS uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), ESS has provided herein a reconciliation of the non-GAAP financial measures contained in this presentation and the accompanying earnings call to the most directly comparable measures under GAAP. ESS’ management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, ESS’ management intends to provide investors with a meaningful, consistent comparison of ESS’ profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
ESS defines and calculates Adjusted EBITDA as net loss before interest, stock-based compensation, depreciation and amortization, loss (gain) on revaluation of common stock warrant liabilities, financing costs and other expense as they are not indicative of business operations.
Forward-Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company and other matters that involve substantial risks and uncertainties. These statements may discuss the management team’s goals, beliefs, hopes, intentions and expectations as to future plans, trends, events, results of operations and financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the Company’s management. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Examples of forward-looking statements include, among others, statements pertaining to statements made by the Company’s Chief Executive Officer and Chief Financial Officer,

statements pertaining to the Company’s 2026 outlook and beyond, cash position, the timing the Company’s ability to create value in the long-term, market opportunities for ESS’ products, increased pace of commercial activity, the timing for manufacturing and delivery for Project New Horizon, the timing of delivery commencing for the Company’s projects, as well as statements regarding the Company’s employees, commercial expectations regarding sales order and pipeline, the expected integration of the VoltStorage intellectual property and technology, ESS product development and manufacturing, and relationships with customers. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, barriers we face in our attempts to produce our energy storage products; our products being in the early stage of commercialization and aspects of our technology not having been fully field tested; our inability to develop our business and effectively commercialize our energy storage products; our dependence on third-party suppliers; delays in our manufacturing operations, our ability to control our costs and achieve our cost reduction strategy; our dependence on complex machinery; our ability to increase our production capacity; required maintenance being performed incorrectly or maintenance requirements exceeding our current expectations; our history of losses; failure to deliver the benefits offered by our technology; inability to achieve market acceptance of our products; our warranty obligations; our relationships with related parties; regulatory challenges; our ability to protect our intellectual property; and our ability to raise capital in the near future; general economic and market conditions as well as geopolitical developments and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-K filed on March 5, 2026, and the Company’s other filings with the U.S. Securities and Exchange Commission. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Company
investors@essinc.com
Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
GWH@mzgroup.us
www.mzgroup.us

ESS Tech, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,
	2025	2024
Revenue:
Revenue	$(1,612)	$2,801
Revenue - related parties	24	49
Total revenue	(1,588)	2,850
Cost of revenue	8,111	16,038
Gross loss	(9,699)	(13,188)
Operating expenses
Research and development	3,368	2,706
Sales and marketing	220	1,887
General and administrative	4,606	5,716
Total operating expenses	8,194	10,309
Loss from operations	(17,893)	(23,497)
Other (expense) income, net
Interest (expense) income, net	(5,245)	477
(Loss) gain on revaluation of common stock warrant liabilities	(115)	(344)
Other expense, net	(730)	(115)
Total other (expense) income, net	(6,090)	18
Net loss and comprehensive loss to common stockholders	$(23,983)	$(23,479)

Net loss per share - basic and diluted	$(1.20)	$(1.97)

Weighted average shares used in per share calculation - basic and diluted	19,930,834	11,926,137

ESS Tech, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Revenue:
Revenue	$(796)	$5,712
Revenue - related parties	2,379	583
Total revenue	1,583	6,295
Cost of revenue	29,255	51,653
Gross loss	(27,672)	(45,358)
Operating expenses
Research and development	8,297	11,772
Sales and marketing	3,834	9,161
General and administrative	17,604	23,507
Total operating expenses	29,735	44,440
Loss from operations	(57,407)	(89,798)
Other (expense) income, net
Interest (expense) income, net	(5,455)	3,574
Gain on revaluation of common stock warrant liabilities	229	115
Other expense, net	(807)	(113)
Total other (expense) income, net	(6,033)	3,576
Net loss and comprehensive loss to common stockholders	$(63,440)	$(86,222)

Net loss per share - basic and diluted	$(4.34)	$(7.32)

Weighted average shares used in per share calculation - basic and diluted	14,601,626	11,773,596

ESS Tech, Inc.
Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$14,477	$13,341
Restricted cash, current	806	906
Accounts receivable, net	13	215
Short-term investments	7,557	18,263
Inventory	140	5,641
Prepaid expenses and other current assets	3,254	4,998
Total current assets	26,247	43,364
Property and equipment, net	17,224	20,582
Intangible assets, net	2,682	4,656
Operating lease right-of-use assets	3,767	1,503
Restricted cash, non-current	618	948
Other non-current assets	634	760
Total assets	$51,172	$71,813
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,023	$8,070
Accrued and other current liabilities	11,097	9,315
Accrued product warranties	985	3,288
Operating lease liabilities, current	1,784	1,692
Deferred revenue, current	359	5,237
Financing obligations, current	8,044	—
Total current liabilities	25,292	27,602
Operating lease liabilities, non-current	2,060	—
Deferred revenue, non-current - related parties	5,297	14,400
Common stock warrant liabilities	573	802
Financing obligations, non-current	9,291	—
Other non-current liabilities	41	125
Total liabilities	42,554	42,929
Stockholders’ equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of December 31, 2025 and 2024)	—	—
Common stock ($0.0001 par value; 1,000,000,000 shares authorized, 22,377,003 and 11,986,516 shares issued and outstanding as of December 31, 2025 and 2024, respectively)	2	1
Additional paid-in capital	854,435	811,262
Accumulated deficit	(845,819)	(782,379)
Total stockholders’ equity	8,618	28,884
Total liabilities and stockholders’ equity	$51,172	$71,813

ESS Tech, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(63,440)	$(86,222)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,740	4,724
Asset abandonment	1,707	—
Non-cash interest (income) expense	4,981	(2,422)
Non-cash lease expense	1,526	1,350
Stock-based compensation expense	5,434	11,575
Change in fair value of common stock warrant liabilities	(229)	(115)
Other non-cash (income) expenses, net	388	459
Changes in operating assets and liabilities:
Accounts receivable, net	202	1,549
Inventory	4,833	(3,326)
Prepaid expenses and other assets	1,870	(1,620)
Accounts payable	(3,842)	4,243
Accrued and other liabilities	(2,841)	(1,123)
Accrued product warranties	(2,303)	1,159
Deferred revenue	(2,672)	(918)
Operating lease liabilities	(1,638)	(1,532)
Net cash used in operating activities	(50,284)	(72,219)

Cash flows from investing activities:
Purchases of property and equipment	(3,387)	(7,294)
Maturities and purchases of short-term investments, net	10,915	72,051
Net cash provided by investing activities	7,528	64,757

Cash flows from financing activities:
Proceeds from issuance of common stock and common stock warrants, net of issuance costs	37,651	—
Proceeds from financing arrangements	27,028	—
Debt issuance costs	(308)	—
Payments on financing obligations	(21,049)	—
Proceeds from stock options exercised	83	86
Repurchase of shares from employees for income tax withholding purposes	(50)	(297)
Proceeds from contributions to Employee Stock Purchase Plan	107	385
Net cash provided by financing activities	43,462	174

Net change in cash, cash equivalents and restricted cash	706	(7,288)
Cash, cash equivalents and restricted cash, beginning of period	15,195	22,483
Cash, cash equivalents and restricted cash, end of period	$15,901	$15,195

ESS Tech, Inc.
Consolidated Statements of Cash Flows (continued)
(Unaudited, in thousands)

	Years Ended December 31,
	2025	2024
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Operating leases included in cash used in operating activities	$1,776	$1,738
Interest	520	—
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	28	1,586
Adjustment to right-of-use assets from lease modification	3,790	686
Transfers between inventory and property and equipment, net	668	1,051
Application of deferred revenue to financing obligations	6,518	—

Cash and cash equivalents	$14,477	$13,341
Restricted cash, current	806	906
Restricted cash, non-current	618	948
Total cash, cash equivalents and restricted cash	$15,901	$15,195

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2025	2024
Net loss	$(63,440)	$(86,222)
Interest expense (income), net	5,455	(3,574)
Stock-based compensation	5,434	11,575
Depreciation and amortization	5,740	4,724
Gain on revaluation of common stock warrant liabilities	(229)	(115)
Environmental, Health & Safety compliance estimate	—	899
Financing costs	1,948	1,267
Other expense, net	807	113
Adjusted EBITDA	$(44,285)	$(71,333)